Exhibit 5.1
January 19, 2006
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, West Virginia 26003
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Wheeling-Pittsburgh Corporation, a Delaware corporation (“WPC”), in connection with the Registration Statement on Form S-3 (File No. 333-130579) (the “Registration Statement”) filed by WPC with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $125,000,000 aggregate initial offering price of (i) WPC’s common stock, par value $.01 (the “Common Stock”), together with the related preferred share purchase rights (the “Preferred Share Purchase Rights”), (ii) WPC’s preferred stock, par value $.001 (the “Preferred Stock”), (iii) subscription rights evidencing the right to purchase Common Stock (the “Rights”) and (iv) debt securities of WPC, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), as well as an additional aggregate amount of Securities (as defined below) that may be registered in accordance with Rule 462(b) under the Securities Act.
     WPC has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in one or more supplements to the prospectus contained in the Registration Statement to which this opinion is an exhibit or in one or more reports filed by WPC with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act Reports”). No separate consideration will be received for the Preferred Share Purchase Rights. As used in this opinion letter, the term “Securities” means, collectively, Common Stock, Preferred Share Purchase Rights, Preferred Stock, Rights and Debt Securities.
     In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) WPC’s Second Amended and Restated Certificate of Incorporation, (iii) WPC’s Amended and Restated By-laws, (iv) resolutions adopted by the Board of Directors of WPC (the “Board of Directors”) and (v) the Rights Agreement, dated as of February 14, 2005 (the “Rights Agreement”), between Wheeling-Pittsburgh Corporation and Equiserve Trust Company, N.A., as Rights Agent. We have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, of officers of WPC. We have not independently established any of the facts so relied upon.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete, (ii) each such document that is an original is authentic, (iii) each

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such document that is a copy conforms to an authentic original, (iv) all signatures (other than signatures on behalf of WPC) on each such document are genuine and (v) the terms and conditions of the Rights Agreement, as in effect on the date hereof, are in effect on the date of any issuance of Common Stock pursuant to the Registration Statement. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied upon (other than WPC) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to (i) the federal law of the United States, (ii) the law of the State of New York and (iii) the General Corporation Law of the State of Delaware (the “DGCL”), including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws, (ii) the laws of any other jurisdiction or (iii) the laws of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that, subject to the effectiveness of the Registration Statement:
     1. When the (i) terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over WPC and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report relating thereto and in accordance with any agreement or instrument binding upon WPC, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement or arrangement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.
     2. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved as provided in paragraph 1 above and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as provided in paragraph 1 above, upon payment of the consideration fixed for such shares of Common Stock in accordance with the definitive purchase, underwriting or similar agreement or arrangement approved by the Board of Directors, or a duly authorized committee thereof, the

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Preferred Share Purchase Rights included with such shares of Common Stock will constitute valid and binding obligations of WPC, enforceable against WPC in accordance with the terms of the Preferred Share Purchase Rights (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     3. Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over WPC, when (i) the terms of the Preferred Stock have been duly established in conformity with WPC’s Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and of the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) either a Certificate of Amendment of WPC’s Second Amended and Restated Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report relating thereto and in accordance with any agreement or instrument binding upon WPC, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
     4. Assuming the terms of such Rights have been duly established in accordance with the applicable Subscription Rights Agreement (the “Subscription Rights Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over WPC, when (i) the terms and the execution and delivery of the Subscription Rights Agreement relating to any Rights and the terms of the Rights and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof and (ii) the certificates evidencing the Rights have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report related thereto and in accordance with the applicable Subscription Rights Agreement and any other agreement or instrument binding upon WPC, upon payment of the consideration fixed therefor in accordance with the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement or arrangement approved by the Board of Directors, or a duly authorized committee

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thereof, the Rights will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Subscription Rights Agreement.
     5. Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior debt indenture pursuant to which the Senior Debt Securities are to be issued (the “Senior Debt Indenture”) and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over WPC, when (i) the terms and the execution and delivery of the Senior Debt Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) the Senior Debt Indenture has been duly executed and delivered by WPC and the trustee to be named in a prospectus supplement or Exchange Act Report relating to the offering of the Senior Debt Securities (the “Senior Debt Trustee”) and (iii) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report relating thereto and in accordance with the Senior Debt Indenture and any other agreement or instrument binding upon WPC, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Senior Debt Securities will constitute valid and binding obligations of WPC, enforceable against WPC in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     6. Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated debt indenture pursuant to which the Subordinated Debt Securities are to be issued (the “Subordinated Debt Indenture”) and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over WPC, when (i) the terms and the execution and delivery of the Subordinated Debt Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) the Subordinated Indenture has been duly executed and delivered by WPC and the trustee to be named in a prospectus supplement or Exchange Act Report relating to the offering of the Subordinated Debt Securities (the “Subordinated Debt Trustee”) and (iii) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report relating thereto and in accordance with the Subordinated Debt Indenture

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and any other agreement or instrument binding upon WPC, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and binding obligations of WPC, enforceable against WPC in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     7. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in paragraphs 1 through 6 above, as the case may be and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Securities as contemplated by the Registration Statement and any prospectus supplement or Exchange Act Report relating thereto, in accordance with the terms of the applicable Securities, the Issuable Securities and any agreement or instrument binding upon WPC, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon WPC and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over WPC, upon such issuance, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable.
     We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part thereof and to the incorporation by reference of this opinion letter and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ Kirkpatrick & Lockhart Nicholson Graham LLP